                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           PDS Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           PDS FINANCIAL CORPORATION
                               6171 MCLEOD DRIVE
                              LAS VEGAS, NV 89120

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1999

                            ------------------------

TO THE SHAREHOLDERS OF PDS FINANCIAL CORPORATION

    Please take notice that the annual meeting of shareholders of PDS Financial Corporation (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Alexis Park Hotel, 375 E. Harmon Avenue, Las Vegas, Nevada, on Friday, May 14, 1999, at 3 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

    1.  To elect five directors for the ensuing year.

    2. To consider and vote upon a proposal to approve our Employee Stock Purchase Plan.

    3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 1999.

    4. To act upon any other business that may properly come before the meeting or any adjournments thereof.

    Pursuant to due action of the Board of Directors, only shareholders of record on April 7, 1999 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

    WHETHER OR NOT YOU PLAN TO COME TO THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED. YOUR COOPERATION IN PROMPTLY SIGNING AND RETURNING YOUR PROXY WILL HELP AVOID FURTHER SOLICITATION EXPENSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By order of the Board of Directors,

                                          PDS Financial Corporation

                                          /s/ Lona M.B. Finley
                                          Lona M.B. Finley,
                                          SECRETARY

    April 16, 1999

                                PROXY STATEMENT

                                       OF

                           PDS FINANCIAL CORPORATION
                               6171 MCLEOD DRIVE
                              LAS VEGAS, NV 89120

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1999

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PDS Financial Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held May 14, 1999. The approximate date upon which this Proxy Statement and the accompanying Proxy are expected to be first sent or given to shareholders is April 16, 1999. Each shareholder who signs and returns a Proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new Proxy to the Secretary of the Company. Unless so revoked, the shares represented by each Proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a Proxy does not alone revoke that Proxy.

    Only shareholders of record at the close of business on April 7, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Company's only outstanding class of voting securities is Common Stock, $0.01 par value, of which 3,648,211 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names:

NAME                                                                        NUMBER(4)     PERCENT OF CLASS
------------------------------------------------------------------------  -------------  ------------------
Johan P. Finley(1)(2) ..................................................      1,078,986          29.5%
Robert M. Mann(1) ......................................................         44,000           1.2%
Peter D. Cleary(1) .....................................................         37,600           1.0%
Steven M. Des Champs ...................................................          2,500          *
Lona M.B. Finley(1)(3) .................................................        379,077          10.1%
Charles R. Patterson ...................................................         12,000          *
  801 12th Avenue North
  Minneapolis, MN 55411
Joel M. Koonce .........................................................         14,500          *
  5500 Cenex Drive
  Inver Grove Heights, MN 55077
James M. Morrell .......................................................         11,000          *
  1323 Waterford Road
  Woodbury, MN 55125
All officers and directors as a group (8 persons) ......................      1,579,663          40.6%

------------------------

*   Less than 1%

(1) The address of such person is 6171 McLeod Drive, Las Vegas, NV 89120.

(2) Includes 11,200 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Mr. Finley disclaims beneficial ownership of the shares held by Lona M.B. Finley, his spouse.

(3) Includes 5,000 shares held by Ms. Finley as custodian for her son and 11,200 shares held as co-trustee for minor child also claimed by spouse a co-trustee. Ms. Finley disclaims beneficial ownership of the shares held by Johan P. Finley, her spouse.

(4) Includes shares of Common Stock issuable to the following persons upon exercise of options that are currently exercisable or that will become exercisable within 60 days of the date of this Proxy Statement: Robert M. Mann, 44,000 shares; Peter D. Cleary, 37,000 shares; Lona M.B. Finley, 119,591 shares; Charles R. Patterson, 11,000 shares; Joel M. Koonce, 11,000 shares; James L. Morrell, 11,000 shares; all executive officers and directors as a group, 238,591 shares.

                              CERTAIN TRANSACTIONS

    Johan P. Finley, the Company's President, Chief Executive Officer, Chairman of the Board and controlling shareholder, received a fee in the amount of $20,000 in 1998 and $70,000 in 1997 in exchange for giving a personal guarantee of amounts loaned to the Company under certain bank lines of credit in 1998 and 1997.

                         ITEM 1: ELECTION OF DIRECTORS

    The number of directors currently serving on the Company's Board of Directors is six. Each director holds office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified. Charles R. Patterson, an incumbent director, has advised the Company that he will retire from the Board on the date of the Annual Meeting. At this time, the Board of Directors has not nominated a director to fill the vacancy that will be created by Mr. Patterson's retirement. The Board of Directors has designated Johan P. Finley, Peter D. Cleary, Joel M. Koonce, James L. Morrell and Lona M.B. Finley as nominees for reelection to the Board of Directors of the Company. Each of the nominees has consented to serve as director, if elected.

    Certain biographical information furnished by the Company's directors, and the directors' respective terms of office is presented below.

    JOHAN P. FINLEY, age 37 is the founder of the Company and has been its President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in February 1988. In addition, Mr. Finley was the President and Chief Executive Officer of RCM Inc. and Home Products, Inc. from 1991 to 1994.

    PETER D. CLEARY, age 41, has been a member of the Company's Board of Directors since January 1996 and has been Executive Vice President of the Company since November 1998. Prior to becoming Executive Vice President of the Company, Mr. Cleary served as Vice President and Chief Financial Officer since September 1995. From 1980 to 1995, Mr. Cleary served in various positions with Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP), most recently as Audit Manager. PricewaterhouseCoopers LLP provides accounting services to the Company.

    CHARLES R. PATTERSON, age 56, has been a member of the Company's Board of Directors since March 1994. Since 1992, he has served as President of The Walman Optical Company, a Minnesota manufacturer and distributor of eyeglasses, accessories and ophthalmic examination equipment. He has served in various capacities with Walman Optical since 1971. Mr. Patterson is a member of the Board of Directors of F D Optical Manufacturing, Inc., a Minnesota optical company, and also serves as a member of the Regional Board of the Optical Laboratory Association of the United States.

    JOEL M. KOONCE, age 60, has been a member of the Company's Board of Directors since April 1994. From 1986 to 1998, he served as Chief Financial and Administrative Officer of CENEX, Inc., a distributor of petroleum and agronomy products and other farm supplies located in St. Paul, Minnesota. Prior to joining CENEX, Mr. Koonce served in various management positions with Land O'Lakes, most recently as Vice President of Administration and Planning for Agricultural Services. Mr. Koonce served in various management positions for General Mills from 1965 to 1981. He is a member of the Board of Directors of St. Paul Bank for Cooperatives.

    JAMES L. MORRELL, age 45, has been a member of the Company's Board of Directors since March 1996. He has been an independent financial consultant since 1996. From 1986 to 1995, Mr. Morrell was employed by Dain Bosworth Incorporated, where he held a number of management positions, most recently Managing Director, Corporate Finance. Mr. Morrell is also a director of MI Acquisition Corp., the parent company of Miller & Schroeder Financial, Inc. Miller & Schroeder has provided investment banking services to the Company.

    LONA M.B. FINLEY, age 34, has been a member of Company's Board of Directors since May 1998, Director of Compliance since January 1996, and Secretary and Chief Administrative Officer of the Company since July 1998. Prior to becoming Secretary, Ms. Finley served in various other positions with the Company since 1988, most recently as Treasurer from December 1993 until November 1998. Ms. Finley is the spouse of Johan P. Finley.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee, which currently consists of James L. Morrell and Joel M. Koonce. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee held one meeting during 1998.

    The Board of Directors has a Compensation Committee, which currently consists of Johan P. Finley, Charles R. Patterson and Joel M. Koonce. The Compensation Committee determines executive compensation and administers the provisions of the Company's 1993 Stock Option Plan. The Compensation Committee held four meetings during 1998.

    The Board of Directors has no standing nomination committee.

    During 1998, the Board of Directors held four meetings. All incumbent directors attended 100% of those meetings of the Board and committees on which they were members that were held while they were serving on the Board or on such committees.

COMPENSATION OF DIRECTORS

    Each non-employee Board member receives an annual cash retainer of $7,500 and a fee of $1,000 for each Board meeting attended. Upon election or appointment to the Board of Directors, each non-employee director is automatically granted a non-qualified option to purchase 10,000 shares of the Company's Common Stock at its fair market value on the date of grant. These options have a term of ten years and become exercisable as to 2,500 shares on the date of each Annual Meeting of Shareholders at which the director is re-elected or is serving an unexpired term. Messrs. Patterson and Koonce each received 10,000 such options in March 1994 and April 1994, respectively, which have an exercise price of $5.00 per share. Mr. Morrell received 10,000 such options in March 1996 with an exercise price of $2.50 per share. Beginning May 14, 1998, the Company implemented a policy to grant a non-qualified stock option to purchase 5,000 shares of the Company's Common Stock at its fair market value on the date of grant to each non-employee director on an annual basis. In May 1998, Messrs. Morrell, Patterson and Koonce each received 5,000 such options, which have an exercise price of $9.13 per share. These options have a term of ten years and become exercisable as to 1,000 shares on the date of each Annual Meeting of Shareholders at which the director is re-elected or is serving an unexpired term. The Company reimburses officers and directors for their authorized expenses.

PROXIES AND VOTING

    The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of Directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of the nominees named above. A shareholder who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the Meeting, and is in effect casting a negative vote; a shareholder (including a broker) who does not attend the Meeting and who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.

    All shares represented by proxies will be voted for the election of the foregoing nominees unless a contrary choice is specified. If any nominee withdraws or otherwise becomes unavailable for any reason, the proxies that would otherwise have been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                               EXECUTIVE OFFICERS

    The Executive Officers of the Company are:

NAME                                      AGE      TITLE
------------------------------------      ---      ------------------------------------------------------
Johan P. Finley.....................          37   Chief Executive Officer and President
Robert M. Mann......................          41   Executive Vice President
Peter D. Cleary.....................          41   Executive Vice President
Steven M. Des Champs................          34   Chief Financial Officer and Treasurer
Lona M.B. Finley....................          34   Chief Administrative Officer, Secretary and Director
                                                     of Compliance

    Johan P. Finley, is the founder of the Company and has been its President, Chief Executive Officer and Chairman of the Board of Directors since its inception in February 1988. In addition, Mr. Finley was the President and Chief Executive Officer of RCM Inc. and Home Products from 1991 to 1994.

    Robert M. Mann has been an Executive Vice President of the Company since March 1995. Mr. Mann began his career in equipment financing and leasing in 1974. Prior to joining the Company, Mr. Mann was Senior Vice President of the Capital Finance Division of ITT Commercial Finance. During his 15 years with ITT, Mr. Mann also served in a variety of capacities including Manager-Portfolio Control and Senior Analyst-Portfolio Control. Mr. Mann resigned from the Company on April 15, 1999.

    Peter D. Cleary has been an Executive Vice President of the Company since November 1998. Prior to serving as Executive Vice President, Mr. Cleary served as Vice President and Chief Financial Officer of the Company since September 1995. From 1980 until 1995, Mr. Cleary serviced in various positions with Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP), most recently as Audit Manager.

    Steven M. Des Champs has been Chief Financial Officer and Treasurer of the Company since November 1998. Prior to joining the Company, Mr. Des Champs served as Director of Finance for Alliance Gaming Corp. since October 1995. From August 1988 until October 1995, Mr. Des Champs held various positions within KPMG Peat Marwick, most recently as Senior Audit Manager.

    Lona M.B. Finley has been Secretary of the Company since November 1998 and Chief Administrative Officer since July 1998. Prior to becoming Secretary, Ms. Finley has served in various other positions with the Company, most recently as Treasurer from December 1993 until November 1998.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other executive officers who received total salary and bonus in excess of $100,000 in 1998.

                                                                                  LONG-TERM
                                                 ANNUAL COMPENSATION            COMPENSATION
                                        --------------------------------------  -------------    ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR        SALARY         BONUS         OPTIONS     COMPENSATION
--------------------------------------  ---------  -------------  ------------  -------------  -------------
Johan P. Finley ......................  1998       $  318,750     $  96,320(6)       25,000    $   29,009(1)
  President and Chief Executive         1997          210,000          --            --           153,104(1)
  Officer                               1996          159,135        33,902          --            45,397(1)

Robert M. Mann .......................  1998       $  148,892     $  13,671(6)       --        $   46,940(2)
  Executive Vice President              1997          137,207        21,006          --             9,550(2)
                                        1996          127,764        19,165                         9,020(2)

Peter D. Cleary ......................  1998       $  136,667     $  16,250(6)       15,000    $   32,747(3)
  Executive Vice President              1997          100,000        15,500          --             3,534(3)
                                        1996           85,744        12,862          --             --

Steven M. Des Champs .................  1998       $   15,000(4)  $    --            50,000    $    --
  Chief Financial Officer and
  Treasurer

Lona M. B. Finley ....................  1998       $   87,326     $  19,700(6)       15,000    $    3,681(5)
  Chief Administrative Officer and      1997           60,615         9,223          --             8,926(5)
  Secretary                             1996           57,775         8,469          --             8,982(5)

------------------------

(1) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $5,000, $4,750 and $4,500 in 1998, 1997 and 1996, respectively, an automobile allowance of $1,984 and $12,000 in 1997 and 1996, fees in the amount of $20,000, $70,000 and $27,654 paid for personally guaranteeing bank lines of credit in 1998, 1997 and 1996, respectively, personal use of a Company automobile and reimbursement for moving and temporary living expenses in the amount of $4,909 and $76,370 in 1998 and 1997.

(2) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $5,000, $4,750 and $2,877 in 1998, 1997 and 1996, respectively, and an annual automobile allowance of $4,800, $4,800 and $4,500 in 1998, 1997 and 1996, and $37,140 reimbursement for moving and temporary living expenses in 1998. Mr. Mann resigned from the Company on April 15, 1999.

(3) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $3,008 and $2,267 in 1998 and 1997, respectively, and reimbursement for moving and temporary living expenses in the amount of $29,739 and $1,267 in 1998 and 1997.

(4) Mr. Des Champs joined the Company on November 16, 1998.

(5) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $3,006, $3,751 and $3,582 in 1998, 1997 and 1996, respectively, and an annual automobile allowance of $675, $5,175 and $5,400 in 1998, 1997 and 1996, respectively.

(6) Bonus amounts were paid in 1998 for work performed in 1997. No bonuses were awarded to named executives for work performed in 1998.

EMPLOYMENT AGREEMENTS

    In February 1998, the Company entered into a five-year employment agreement with Johan P. Finley as President and Chief Executive Officer. The agreement provides for a monthly salary of $27,083 which is subject to annual increases as recommended by the Compensation Committee and approved by the Board of Directors. Mr. Finley also receives a grant of 25,000 stock options each year during the term of the agreement, each of which vests over a five year period. The agreement provides for annual bonuses in increments of $50,000 if the Company meets certain earnings per share projections. The agreement provides that Mr. Finley is entitled to an automobile of his selection, a life insurance policy and certain other benefits that are generally available to salaried employees of the Company. The agreement provides that Mr. Finley is entitled to a payment in the amount of two times his base salary in effect upon a termination of his employment by the Company, change in control of the Company, or a sale of the majority of the Company's assets. The agreement also provides that if a majority of the Company's stock is sold to a single purchaser or a group of purchasers at a per share price equal to 130% of the average stock price for the previous 180 days, the Company will pay Mr. Finley a premium bonus equal to two years of base compensation in effect at the time of sale.

    In February 1995, the Company entered into a five-year employment agreement with Robert M. Mann to serve as Executive Vice President. In accordance with an income-based formula, Mr. Mann is eligible to earn a bonus of up to 20% of his base salary. Under his employment agreement, Mr. Mann may receive an annual discretionary bonus of up to 15% of his base salary. Mr. Mann resigned from the Company on April 15, 1999.

    In September 1995, the Company entered into an employment agreement with Peter D. Cleary which renewed automatically for a one year term in September 1998 and will continue to automatically renew for additional one-year terms unless terminated by either party. In accordance with an income-based formula, Mr. Cleary is eligible to earn an annual bonus of up to 32.5% of his base salary. Under his employment agreement, Mr. Cleary may receive an annual discretionary bonus of up to 15% of his base salary.

    In November 1998, the Company entered into a two-year employment agreement with Steven M. Des Champs to serve as Chief Financial Officer. In accordance with an income-based formula, Mr. Des Champs may earn a performance bonus of no less than 10% of his base salary and is eligible to receive a discretionary bonus of up to an additional 10% of his base salary. The agreement also provides that Mr. Des Champs is entitled to a payment equal to nine months of his base compensation then if effect if he terminates his employment with the Company following a change in control or if the Company terminates his employment without cause.

    In March 1994, the Company entered into a three-year employment agreement with Lona M.B. Finley which automatically renews for additional one-year terms. In accordance with an income-based formula, Ms. Finley is eligible to earn a bonus of up to 55% of her base salary. The agreement provides that Ms. Finley is entitled to a payment in the amount of two times her base salary then in effect upon a termination of her employment by the Company, a change in control of the Company or a sale of a majority of the Company's assets.

    Each employment agreement is subject to earlier termination for cause or upon disability or death. In the case of disability, the Company has agreed to continue salary payments for a six-month term. Messrs. Finley, Mann and Cleary have agreed not to compete with the Company following termination of employment for a period of two years. Mr. Des Champs is subject to a one-year non-compete provision which is automatically reduced to nine months if Mr. Des Champs' employment is terminated by the Company without cause.

    The Company has a 401(k) profit-sharing plan for its employees and may adopt additional bonus, pension, profit-sharing, retirement, or similar plans in the future.

STOCK OPTIONS

    In the event of dissolution, liquidation, or a change in control of the Company (as described in the Stock Option Plan), all outstanding options under the Stock Option Plan will become exercisable in full and each optionee will have the right to exercise his or her options or to receive a cash payment in certain circumstances.

                            1998 STOCK OPTION GRANTS

    The following table summarizes stock option grants made in 1998 to the executive officers named in the summary compensation table above, and the value of the options held by such persons as of the end of 1998.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                           NUMBER OF     PERCENT OF           OPTION TERM         ANNUAL RATES OF STOCK
                                            SHARES      TOTAL OPTIONS   ------------------------  PRICE APPRECIATION FOR
                                          UNDERLYING     GRANTED TO     EXERCISE OR                  OPTION TERMS(2)
                                            OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                      GRANTED(1)        1998         ($/SHARE)      DATE          5%         10%
----------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Johan P. Finley.........................      25,000            7.3%     $   10.04      5/14/08   $  121,000  $  341,000
Robert M. Mann..........................      --             --             --           --           --          --
Peter D. Cleary.........................      15,000            4.4%          9.13      5/14/08       86,000     218,000
Steven M. Des Champs....................      50,000           14.6%          3.75     11/16/08      118,000     299,000
Lona M.B. Finley........................      15,000            4.4%         10.04      5/14/08       72,000     205,000

------------------------

(1) Options become exercisable 20% per year over a five year period beginning one year after the date of grant.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual assumed appreciation rates of 5% and 10%, as set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the common stock.

                        1998 YEAR-END OPTION VALUE TABLE

    The following table sets forth the number and dollar value of all exercises of options and the number and aggregate dollar value of all unexercised options held by the named executive officers as of the end of 1998. The value of each unexercised, in-the-money option was determined by multiplying (i) the difference between (a) the market price of a share of Common Stock as of the end of 1998 ($2.88), and (b) the exercise price of the option, by (ii) the number of shares subject to the option.

                                                          NUMBER OF SHARES SUBJECT TO       VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1998             DECEMBER 31, 1998
                                                          ----------------------------  ----------------------------
NAME                                                      EXERCISABLE  NONEXERCISABLE   EXERCISABLE  NONEXERCISABLE
--------------------------------------------------------  -----------  ---------------  -----------  ---------------
Johan P. Finley.........................................      --             25,000      $  --          $  --
Robert M. Mann..........................................      34,000         20,000          5,000         --
Peter D. Cleary.........................................      34,000         35,000         16,000          7,500
Steven M. Des Champs....................................      --             50,000         --             --
Lona M.B. Finley........................................     116,591         15,000         23,000         --

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company. The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed of two non-employee directors and one employee director.

    The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for its 1998 fiscal year.

COMPENSATION PHILOSOPHY

    The goals for the executive compensation program are to:

    - Motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

    - Attract, retain and motivate executives by providing compensation and compensation opportunities that are comparable to those offered by other companies in the financial services industry.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

    The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the Executive Compensation Program is comprised of annual cash compensation and longer-term stock compensation.

    Annual cash compensation consists of base salary and performance bonuses. For lower level employees, salaries are set to be competitive for the industry or marketplace, as appropriate, and bonuses are designed to represent a relatively small percentage of annual cash compensation. For higher-level employees, base salaries are in the low to average range for the financial services industry and potential bonuses constitute a high percentage of annual cash compensation. The Company's executive compensation bonus program has two components: (1) a bonus of up to a specified percentage of base salary is based upon the Company's earnings performance for the year, and (2) an additional bonus of up to 15% of base salary can be awarded at the discretion of the Compensation Committee.

    The structure and earnings goals for the executive performance bonus program are reviewed and adjusted annually by the Committee. Discretionary bonus awards for the executive officers are initially determined by the Chief Executive Officer and are submitted to the Committee for discussion and approval. An executive officer's discretionary bonus is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

    The Company's 1993 Stock Option Plan as amended provides for the granting of options ("Options") to purchase up to an aggregate of 1,350,000 shares of Common Stock to certain key employees, officers, directors and consultants of the Company. Options granted under the Stock Option Plan may be either Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Incentive Options"), or those that do not qualify as "incentive stock options" ("Non-Statutory Options"). The Stock Option Plan is administered by the Board of Directors and the Committee, which determines the persons who are to receive Options, the terms and number of shares subject to each Option and whether the Option is an Incentive Option or a Non-Statutory Option.

    The Company currently anticipates that new executive officers would be granted options at the time of hiring, which options would typically vest over a number of years. The Committee believes these grants are in line with external, competitive opportunities and provide a stronger, more direct motivation to executive officers to increase stockholder value. The Company awarded options to purchase a total of 342,000 shares in 1998 and options to purchase 93,500 shares during the period from January 1, 1999 through April 7, 1999, all of which vest over a period of five years.

    As of the Record Date, options to purchase 796,500 shares of Common Stock were outstanding, with exercise prices ranging from $1.63 per share to $10.04 per share, to 60 employees, 201,900 of which are currently exercisable. In addition, pursuant to the Stock Option Plan, newly elected non-employee directors of the Company each receive an automatic grant of a Non-Statutory Option to purchase 10,000 shares of Common Stock on the date they first become a director. As of May 14, 1998, non-employee directors also receive an annual grant of an option to purchase 5,000 shares of Common. No other options have been granted or are expected to be granted to directors who are not also executive officers or other employees. Future grants of options to executive officers and other employees under the Stock Option Plan are not determinable.

EXECUTIVE OFFICER COMPENSATION

    The executive officers' compensation was established at the beginning of 1998 and ratified by the Compensation Committee.

CEO COMPENSATION

    In evaluating the compensation of Mr. Finley, the Committee considered both qualitative and quantitative aspects of the Company's performance and negotiated a new employment agreement for Mr. Finley which is described in "Executive Compensation--Employment Agreements" above. Mr. Finley has served as the Company's President and Chief Executive Officer since its inception. Effective February 1, 1998, the Committee approved a new employment contract for Mr. Finley which raised his base compensation to $325,000 annually. The increase in Mr. Finley's base compensation was made after considering comparable data in the industry, as well as the ongoing reliance by the Company on the substantial sales efforts of Mr. Finley.

    During 1998 the Company did not meet certain performance objectives spelled out in Mr. Finley's employment agreement, and therefore no bonuses were paid to Mr. Finley for 1998.

JOHAN P. FINLEY, CHARLES R. PATTERSON AND JOEL M. KOONCE

The Members of the Compensation Committee

                         COMPARATIVE STOCK PERFORMANCE

    The table below compares the cumulative total shareholder return on the Common Stock of the Company for the 57 month period ending December 31, 1998 with the cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market and (ii) an index of peer companies tha tthe Company believes are comparable to the Company in terms of their lines of business. The presentation assumes $100 was invested on May 19, 1994 (the first trading day after the Company's initial public offering). The company peer group used in the graph below consists of Casino Data Systems, Mikohn Gaming Corp., Paul-son Gaming Corp., Shuffle Master Inc., Capital Associates Inc., PLM International Inc. and Sunrise International Leasing Corp.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                    COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*

                                                    AMONG PDS FINANCIAL CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
DOLLARS                                                                                                          PDS Financial Corp.
5/19/94                                                                                                                          100
12/94                                                                                                                            116
12/95                                                                                                                             30
12/96                                                                                                                             35
12/97                                                                                                                            135
12/98                                                                                                                             63
*$100 INVESTED ON 5/19/94 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

DOLLARS                                               Peer Group  Nasdaq Stock Market (U.S.)
5/19/94                                                      100                         100
12/94                                                         59                          97
12/95                                                         78                         137
12/96                                                         54                         168
12/97                                                         53                         206
12/98                                                         44                         291
*$100 INVESTED ON 5/19/94 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

           ITEM 2: PROPOSAL TO APPROVE THE PDS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    On January 30, 1999, the Board of Directors adopted the PDS Financial Corporation Employee Stock Purchase Plan (the "Purchase Plan"), subject to shareholder approval. The Purchase Plan provides for the purchase of shares of Common Stock by employees of the Company and of its subsidiaries at the end of any purchase period (the "Purchase Period"). The initial Purchase Period will begin June 1, 1999. The Purchase Plan is intended to qualify under Section 423 of the Code.

    The following summary of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE PURCHASE PLAN

    PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

    ADMINISTRATION. The Purchase Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as established by the Board of Directors (the "Committee"). The Committee may delegate its powers and duties under the Purchase Plan to one or more members of the Board of Directors, who may also be officers of the Company. The Committee has full authority to interpret the Purchase Plan and establish rules and regulations for the administration of the Purchase Plan. Decisions of the Committee are final and binding on all parties who have an interest in the Purchase Plan. The Board of Directors may exercise the Committee's powers and duties under the Purchase Plan.

    STOCK PURCHASES. The Purchase Plan permits Common Stock to be sold to participating employees on the last business day of any Purchase Period at a price equal to the lesser of (i) 85% of the fair market value of Common Stock on the first business day of the Purchase Period or (ii) 85% of the fair market value of Common Stock on the last business day of each Purchase Period. The first Purchase Period will begin June 1, 1999 and end on the last business day of September 1999. Thereafter, each three-month Purchase Period will begin on the first business day in each of January, April, July and October of each year and end on the last business day in each of March, June, September and December of each year

    ELIGIBILITY. Any employee of the Company or any subsidiary (other than any employee whose customary employment is less than 20 hours per week or any employee who has not been employed by the Company or its subsidiaries for more than 3 months) is eligible to participate in the Purchase Plan. As of March 26, 1999, there were approximately 52 persons who were eligible to participate in the Purchase Plan.

    NUMBER OF SHARES. The Purchase Plan provides for the issuance of up to 150,000 shares of Common Stock, subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split, merger, consolidation or otherwise. The shares of Common Stock to be sold under the Purchase Plan may be authorized but unissued shares or shares acquired in the open market or otherwise.

    No participant may purchase (a) more than 24,000 shares under the Purchase Plan for a given Purchase Period or (b) shares having a fair market value (determined at the beginning of each Purchase Period) exceeding $25,000 under the Purchase Plan and all other employee stock purchase plans (if any) for any calendar year.

    The closing price of the Company's Common Stock on March 26, 1999, as reported by the Nasdaq National Market System, was $2.50 per share.

    CERTAIN TERMS AND CONDITIONS. Participating employees may direct the Company to make payroll deductions of any whole percentage from 1% through 15% of their current, regular compensation (excluding annual bonuses, expense allowances and all other forms of special compensation) for each pay period during the Purchase Period. Participating employees may withdraw from the Purchase Plan at any time (although no employee may enroll again after a withdrawal until commencement of the next Purchase Period). Upon a participant's termination of employment with the Company or a subsidiary for any reason, participation in the Purchase Plan will cease. In the event of termination due to death, the participant's estate may elect to have the balance of the participant's share purchase account paid, in cash, to the participant's estate or a designated beneficiary within 30 days after the end of the Purchase Period during which such termination occurred. In the event of any other termination other than termination due to normal or early retirement, the balance of the participant's share purchase account will be paid, in cash, to the participant within 30 days after such termination.

    Promptly after the last day of each Purchase Period and subject to any terms and conditions the Committee may impose, the Company will cause the Common Stock purchased to be issued to the participants. All Common Stock issued under the Plan will be issued in uncertificated form.

    DURATION, TERMINATION AND AMENDMENT. Unless earlier discontinued or terminated by the Board of Directors, the Purchase Plan shall automatically terminate when all of the shares of Common Stock issuable under the Purchase Plan have been sold. The Purchase Plan permits the Board of Directors to amend or discontinue the Purchase Plan at any time, except that prior shareholder approval will be required for any amendment which would (a) authorize an increase in the number of shares of Common Stock which may be purchased under the Purchase Plan, (b) permit the issuance of Common Stock before payment in full is received, (c) increase the rate of payroll deductions above 15% of compensation, (d) reduce the price per share at which the Common Stock may be purchased, or (e) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Purchase Plan.

    The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the approval of the PDS Financial Corporation Employee Stock Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PDS FINANCIAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                 ITEM 3: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Board of Directors to act as independent accountants of the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP are independent accountants and auditors who have audited the accounts of the Company annually since 1992.

    Representatives of PricewaterhouseCoopers LLP will attend the shareholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and beneficial owners of more than ten percent of the outstanding shares of Common Stock are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent owners were satisfied except that Lona M.B. Finley was late reporting changes in stock ownership of Johan Finley (of which she disclaims beneficial ownership) on two occasions.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Secretary of the Company, PDS Financial Corporation, 6171 McLeod Drive, Las Vegas, NV 89120, no later than December 17, 1999, for inclusion in the Proxy Statement for such annual meeting. Management may use discretionary authority to vote against any shareholder proposal presented at the next annual meeting if: (1) such proposal has been properly omitted from the Company's proxy materials under federal securities law; or (2) notice of such proposal was not submitted to the Secretary of the Company at the address indicated on the cover of this proxy statement by December 17, 1999; or (3) the proponent has not solicited proxies in compliance with federal securities law for the holders of at least the percentage of the Company's voting shares required to carry the proposal.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of preparing, assembling and mailing the Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by facsimile or by special letter.

    The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment.

                                          /s/ Lona M.B. Finley
                                          Lona M.B. Finley
                                          SECRETARY

                                   EXHIBIT A

                           PDS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                            ARTICLE I. INTRODUCTION

    SECTION 1.01--PURPOSE. The purpose of the PDS Financial Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of the Company and certain Affiliates with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

    SECTION 1.02--RULES OF INTERPRETATION. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if approved by the Company's shareholders. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

    SECTION 1.03--DEFINITIONS. For purposes of the Plan, the following terms will have the meanings set forth below:

    (a) "ACCELERATION DATE" means either an Acquisition Date or a Transaction Date.

    (b) "ACQUISITION DATE" means (i) the date of public announcement of the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any successor rule thereto) of more than fifty percent (50%) of the outstanding voting stock of the Company by any "person" (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and (ii) the date five (5) business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than twenty-five percent (25%) but not more than fifty (50%) of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five (5) business day period, the Board or the Committee has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

    (c) "AFFILIATE" means any parent or subsidiary corporation of the Company, as defined in Sections 425(e) and 425(f) of the Code.

    (d) "BOARD" means the Board of Directors of the Company.

    (e) "COMMITTEE" means the committee described in Section 10.01 of the Plan.

    (f) "COMPANY" means PDS Financial Corporation, a Minnesota corporation, and its successors by merger or consolidation as contemplated by Article XI of the Plan.

    (g) "CURRENT COMPENSATION" means the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or a Participating Affiliate to a Participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation payable in a form other than cash.

    (h) "FAIR MARKET VALUE" as of a given date means such value of the Stock which is equal to (i) the last sale price of the Stock as reported on the Nasdaq National Market System on such date, if the Stock is then quoted on the Nasdaq National Market System; (ii) the average of the closing representative bid and asked prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such date, if the Stock is then quoted on Nasdaq; or (iii) the closing price of the Stock on such date on a national securities exchange, if the Stock is then quoted on a national securities exchange. If on a given date the Stock is not traded on an established securities market, the

Committee shall make a good faith attempt to satisfy the requirements of this
Section 1.03(h) and in connection therewith shall take such action as it deems necessary or advisable.

    (i) "PARTICIPANT" means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 of the Plan and who has elected to participate in the Plan.

    (j) "PARTICIPATING AFFILIATE" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.

    (k) "PERMANENT FULL-TIME EMPLOYEE" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, except an employee whose customary employment is less than twenty (20) hours per week or any employee who has not been employed by the Company or its Participating Affiliates for more than three months.

    (l) "PURCHASE PERIOD" means the approximate three (3) month periods beginning on the first business day in each of January, April, July and October and ending on the last business day in each of March, June, September and December of each year; PROVIDED, that the initial Purchase Period will commence on June 1, 1999 and end on the last business day of September 1999; PROVIDED FURTHER, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

    (m) "STOCK" means the Company s Common Stock, $.01 par value per share, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI of the Plan.

    (n) "STOCK PURCHASE ACCOUNT" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

    (o) "TRANSACTION DATE" means the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                   ARTICLE II. ELIGIBILITY AND PARTICIPATION

    SECTION 2.01--ELIGIBLE EMPLOYEES. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first full Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI of the Plan, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Permanent Full-Time Employee.

    SECTION 2.02--ELECTION TO PARTICIPATE. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

    SECTION 2.03--LIMITS ON STOCK PURCHASE. No employee shall be granted any right to purchase Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Stock possessing five percent (5%) or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

    SECTION 2.04--VOLUNTARY PARTICIPATION. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

           ARTICLE III. PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

    SECTION 3.01--DEDUCTION FROM PAY. The form described in Section 2.02 of the Plan will permit a Participant to elect payroll deductions of any whole percentage from one percent (1%) through fifteen percent (15%) of such Participant's Current Compensation for each pay period. The Participant may reduce or increase future payroll deductions (within the foregoing limitations) by filing with the Company a form provided for such purpose. The effective date of any reduction in future payroll deductions will be the first day of the next succeeding pay period. The effective date of any increase in future payroll deductions will be the first day of the next succeeding Purchase Period. Also, the Participant may cease making payroll deductions at any time, subject to such other limitations as the Company in its sole discretion may impose. In the event that during a Purchase Period the entire credit balance in a Participant's Stock Purchase Account exceeds 15% of such Participant's Current Compensation, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

    SECTION 3.02--CREDIT TO ACCOUNT. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

    SECTION 3.03--INTEREST. No interest will be paid on payroll deductions or on any other amount credited to, or on deposit in, a Participant's Stock Purchase Account.

    SECTION 3.04--NATURE OF ACCOUNT. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

    SECTION 3.05--NO ADDITIONAL CONTRIBUTIONS. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

    SECTION 4.01--NUMBER OF SHARES. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than Twenty Four Thousand (24,000) shares of Stock may be purchased under the Plan by any one Participant for a given Purchase Period, and (b) in accordance with Section 423(b)(8) of the Code, no more than Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (determined at the beginning of each Purchase Period) of Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year. If the purchases for all Participants for any Purchase Period would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in Section 10.03 of the Plan, each Participant shall be allocated a pro rata portion of the Stock to be sold for such Purchase Period.

    SECTION 4.02--PURCHASE PRICE. The purchase price for any Purchase Period will be Eighty-five percent (85%) of the lower of (a) the Fair Market Value of the Stock on the first business day of that Purchase Period and (b) the Fair Market Value of the Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                          ARTICLE V. EXERCISE OF RIGHT

    SECTION 5.01--PURCHASE OF STOCK. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock purchasable with such amount (subject to the limitations of Section 4.01) unless the Participant has filed with the Company in advance of that date a form provided by the Company which requests the distribution of the entire credit balance in cash.

    SECTION 5.02--CASH DISTRIBUTIONS. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of that Purchase Period; provided, however, that if the amount remaining in the Participant's Stock Purchase Account at the end of a Purchase Period results from the fact that such amount was not sufficient to purchase a whole share of Stock, such amount will be transferred to the Participant's Stock Purchase Account for the immediately succeeding Purchase Period.

    SECTION 5.03--NOTICE OF ACCELERATION DATE. The Company shall use its best efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                        ARTICLE VI. WITHDRAWAL FROM PLAN

    SECTION 6.01--VOLUNTARY WITHDRAWAL. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for such purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

    SECTION 6.02--DEATH. Participation in the Plan will cease on the date of the Participant's death, and the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant's estate in cash within thirty (30) days. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

    SECTION 6.03--TERMINATION OF EMPLOYMENT. Participation in the Plan also will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason other than death. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. For purposes of this Section 6.03, a leave of absence which has been approved by the Committee will not be deemed a termination of employment as a Permanent Full-Time Employee.

                        ARTICLE VII. NONTRANSFERABILITY

    SECTION 7.01--NONTRANSFERABLE RIGHT TO PURCHASE. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

    SECTION 7.02--NONTRANSFERABLE ACCOUNT. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                          ARTICLE VIII. STOCK ISSUANCE

    SECTION 8.01--DELIVERY. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased to be issued. All Common Stock issued under the Plan will be issued in uncertificated form.

    SECTION 8.02--SECURITIES LAWS. The Company shall not be required to issue or deliver any Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of Stock may be deferred until such registration is accomplished.

    SECTION 8.03--COMPLETION OF PURCHASE. A Participant will have no interest in the Stock purchased until the same is issued.

    SECTION 8.04--FORM OF OWNERSHIP. The Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

                    ARTICLE IX. EFFECTIVE DATE AND AMENDMENT
                             OR TERMINATION OF PLAN

    SECTION 9.01--EFFECTIVE DATE. The Plan was approved by the Board on January 30, 1999, and shall be effective upon approval by the shareholders of the Company.

    SECTION 9.02--PLAN COMMENCEMENT. The initial Purchase Period under the Plan will commence June 1, 1999.

    SECTION 9.03--POWERS OF BOARD. The Board may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in Section 11.01, (b) permit the issuance of Stock before payment therefor in full, (c) increase the rate of payroll deductions above fifteen percent (15%) of Current Compensation, (d) reduce the price per share at which the Stock may be purchased, or (e) absent such shareholder approval, cause Rule 16b-3 to become unavailable with respect to the Plan.

    SECTION 9.04--TERMINATION. The Plan will terminate upon the early to occur of termination of the Plan by the Board of Directors or when the aggregate number of shares of Stock to be sold pursuant to Section 10.04 of the Plan have been sold.

                           ARTICLE X. ADMINISTRATION

    SECTION 10.01--APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or such other committee as determined and established by the Board. The Committee may delegate its powers and duties under the Plan to one or more members of the Board, who may also be officers of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

    SECTION 10.02--POWERS OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

    SECTION 10.03--POWER AND AUTHORITY OF THE BOARD. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without further action of the Committee exercise the powers and duties of the Committee under the Plan.

    SECTION 10.04--STOCK TO BE SOLD. The Stock to be issued and sold under the Plan may be authorized but unissued shares or shares acquired in the open market or otherwise. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed One Hundred Fifty Thousand (150,000) shares.

    SECTION 10.05--NOTICES. Notices to the Committee should be addressed as follows:

    PDS Financial Corporation
    Attention: Secretary
    6171 McLeod Drive
    Las Vegas, NV 89120

             ARTICLE XI. ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

    SECTION 11.01--STOCK DIVIDEND OR RECLASSIFICATION. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

    SECTION 11.02--MERGER OR CONSOLIDATION. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                          ARTICLE XII. APPLICABLE LAW

    Rights to purchase Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of   01 Johan P. Finley   02 Peter D. Cleary   03 James L. Morrell
    directors:    04 Lona M.B. Finley  05 Joel M. Koonce

    / /  Vote FOR            / /  Vote WITHHELD
         all nominees             from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)




2.  Approval of the PDS Financial Corporation Employee Stock
    Purchase Plan     / / For     / / Against     / / Abstain

3.  Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999
                      / / For     / / Against     / / Abstain


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR PROPOSALS 2 AND 3 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS
OF THE COMPANY.

Address Change? Mark Box / /
Indicate changes below:

                                          Date
                                               --------------------------

                                          -------------------------------

                                          -------------------------------
                                          Signature(s) in Box

                                          PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                          APPEAR ON PROXY. IF HELD IN JOINT
                                          TENANCY, ALL PERSONS MUST SIGN.
                                          TRUSTEES, ADMINISTRATORS, ETC.,
                                          SHOULD INCLUDE TITLE AND AUTHORITY.
                                          CORPORATIONS SHOULD PROVIDE FULL
                                          NAME OR CORPORATION AND TITLE OF
                                          AUTHORIZED OFFICER SIGNING THE PROXY.

     PDS FINANCIAL CORPORATION
     6171 MCLEOD DRIVE, LAS VEGAS, NV 89120                            PROXY
-----------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Johan P. Finley and Peter D. Cleary, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of PDS Financial Corporation (the "Company") held by the undersigned on April 7, 1999, at the Annual Meeting of Stockholders of the Company, to be held on Friday May 14, 1999 at 3:00 p.m., at the Alexis Park Hotel, 375 East Harmon Avenue, Las Vegas, Nevada, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

Receipt of Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.



                    See reverse for voting instructions